Exhibit 99.1

First Interstate BancSystem, Inc. Completes

Acquisition of Idaho Independent Bank

Company Release – April 8, 2019

(BILLINGS, Mont) First Interstate BancSystem, Inc. (NASDAQ: FIBK)(“First Interstate”), parent company of First Interstate Bank, announced that, effective today, it completed its acquisition of Idaho Independent Bank (“IIBK”). Immediately following the acquisition, IIBK was merged into First Interstate Bank, with First Interstate Bank as the resulting institution.

“Through this partnership, First Interstate is able to further expand our presence in the Northwest—distinguishing our Company as one of the leading financial institutions in some of Idaho’s fastest growing markets,” said Kevin Riley, First Interstate President and Chief Executive Officer. “It’s exciting to achieve this in collaboration with Idaho Independent Bank, whose corporate culture and approach to doing business mirrors our own. We have tremendous respect and admiration for these communities, and are excited for the opportunity to serve new clients and cultivate lasting financial relationships.”

Following the merger, IIBK clients will continue to enjoy a highly-personalized banking experience. First Interstate offers an expanded line of financial services and innovative solutions, such as Wealth Management, Mortgage, Treasury Solutions, and a unique credit card with a rewards program featuring travel benefits and perks from local merchants.

In accordance with the definitive agreement, approximately 4.0 million shares of First Interstate Class A common stock were issued. Piper Jaffray & Co. served as financial advisor, and Luse Gorman, PC, served as legal counsel to First Interstate. Sandler O’Neill & Partners, L.P. served as financial advisor, and Witherspoon Kelley served as legal counsel to IIBK.

About First Interstate BancSystem, Inc.

First Interstate BancSystem, Inc. is a financial and bank holding company incorporated in 1971 and headquartered in Billings, Montana. First Interstate operates banking offices, including detached drive-up facilities, in communities across Idaho, Montana, Oregon, South Dakota, Washington, and Wyoming. First Interstate delivers a comprehensive range of banking products and services to individuals, businesses, municipalities, and other entities throughout First Interstate’s market areas.

Cautionary Note Regarding Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the merger between First Interstate and IIBK, including anticipated future results, cost savings and accretion to reported earnings that may be realized from the merger; (ii) First Interstate and IIBK’s plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. The following factors, among others, could cause actual results to differ materially from the anticipated results expressed in the forward-looking statements: the cost savings from the merger may not be fully realized or may take longer than expected to be realized; operating costs, customer loss and business disruption following the merger may be greater than expected; the interest rate environment may further compress margins and adversely affect net interest income; the risks associated with continued diversification of assets and adverse changes to credit quality; and difficulties associated with achieving expected future financial results. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in First Interstate’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to First Interstate or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, First Interstate does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

For further information:

First Interstate BancSystem, Inc.

Marcy Mutch, Chief Financial Officer

406-255-5312

marcy.mutch@fib.com

or

MEDIA:

Brittany Cremer, PR/Communications Manager

406-255-5310

brittany.cremer@fib.com